                                                                   Exhibit 10.24


                    SOFTWARE LICENSE AND SERVICES AGREEMENT

                                    BETWEEN

                           CONTROL DATA SYSTEMS, INC.

                                      AND

                            FAX INTERNATIONAL, INC.


This Software License and Services Agreement ("Agreement") dated as of September 20, 1996 ("Effective Date"), is between Control Data Systems, Inc. ("Control Data"), a Delaware corporation, having its principal place of business at 4201 Lexington Avenue North, Arden Hills, MN, 55126-6198, and Fax International, Inc. ("FI"), a Delaware corporation, having its principal place of business at 67 South Bedford Street, Suite 100E, Burlington, MA, 01803-5152.

WHEREAS, Control Data is engaged in the development, manufacture, sale and support of Mail*Hub software and the furnishing of related services on a world-wide basis; and

WHEREAS, FI is engaged in the development, manufacture, sale and support of fax and message services through its world-wide network; and

WHEREAS, FI desires to license the Mail*Hub Software Products for the purpose of enhancing their fax services, and

WHEREAS, both parties have an interest in combining their strengths to offer customers integrated fax and e-mail services for heterogeneous mail environments on a world-wide basis.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                                   AGREEMENT

This Agreement consists of the following:

Section A  GENERAL PROVISIONS APPLICABLE TO ALL SECTIONS
Section B  SOFTWARE LICENSE
Section C  SOFTWARE SUPPORT SERVICES
Section D  PROFESSIONAL SERVICES
Section E  TRAINING SERVICES
Section F  THIRD PARTY EQUIPMENT AND SOFTWARE PRODUCTS
Exhibit A  PRICING

The parties acknowledge that they have read, understood and agreed to the terms and conditions of this Agreement. This is the entire Agreement and it supersedes all prior oral and written proposals and communications between the parties regarding this Agreement.

FAX INTERNATIONAL, INC.                       CONTROL DATA SYSTEMS, INC.

By:/s/ Robert Heubner                         By:/s/ Larry Brennan
   -------------------------                     ---------------------------
Name:Robert Heubner                           Name:Larry Brennan
     -----------------------                       -------------------------
Title:VP of Technology                        Title:Director of Contracts
      ----------------------                        ------------------------

                                   SECTION A

                 GENERAL PROVISIONS APPLICABLE TO ALL SECTIONS

1.   TERM AND ORDERS

a. Term. This Agreement begins on the Effective Date on its signature page and continues unless earlier terminated in accordance with the terms of this Agreement or by the mutual written consent of the parties.

b. Orders. FI and Control Data agree that the terms and conditions of this Agreement apply to all purchase orders, letter orders, or other ordering documents ("Order") issued by FI and accepted by Control Data. Each Order must reference this Agreement and include or reference the particulars appropriate to the transaction covered by the Order. Any terms within or accompanying an Order not specifically agreed to by Control Data do not apply even if the Order contains provisions to the contrary.

2.   PAYMENT AND TAXES

Unless otherwise specified amounts invoiced, including any taxes that apply to FI, are due and payable within thirty (30) days after date of invoice. If FI claims exemption from any taxes, FI agrees to provide Control Data with documentation required by the taxing authority to support an exemption.

3.   CONFIDENTIALITY

Each party agrees to regard and preserve as proprietary all information it receives or learns as a result of this Agreement, which, if in writing, is marked as confidential, or which is disclosed orally, and is subsequently contemporaneously confirmed in writing as confidential ("Confidential Information"). Each party agrees to provide the same care to avoid disclosure or unauthorized use of all Confidential Information as it provides to protect its own Confidential Information of similar sensitivity. The parties agree to use Confidential Information only for the purposes of fulfilling obligations under this Agreement. Except as specifically provided in this Agreement, no other rights or licenses to trademarks, inventions, copyrights, patents or other intellectual property are implied or granted under this Agreement. All confidential information remains the property of the party releasing it. Upon termination of this Agreement and upon request, each party agrees to return the Confidential Information, including all its copies, to the other party. The parties agree to destroy Confidential Information after the need for it has expired. Regardless of the foregoing, neither party has any obligation regarding Confidential Information to the extent that it: (a) is already in the possession of the party free from any obligation to keep the information confidential; (b) is or becomes publicly known through no wrongful act of the party; (c) is rightfully received from a third party who has the right to deliver it without restriction and without breach of this Agreement; (d) is independently developed without use of any confidential information of the party; or (e) must be disclosed as required by a court order or as required by any governmental or administrative authority having jurisdiction over a party. The provisions of this paragraph 3 of Section A shall survive any termination of this Agreement.

4.   DISCLAIMER OF WARRANTY AND LIMITATION OF REMEDIES

The parties agree as follows:

a. THE WARRANTIES IN THIS AGREEMENT REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL OTHER WARRANTIES ARE DISCLAIMED AND EXCLUDED BY THE PARTIES.

b. IN NO EVENT WILL EITHER PARTY'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTIES HAD KNOWLEDGE OF THE POSSIBILITY OF THE POTENTIAL LOSS OR DAMAGE.

c. In all events and circumstances not provided for in this Agreement, or if any remedy is found to fail of its essential purpose, Control Data's liability (regardless of the form of action) will be limited to FI's direct damages not to
exceed                   .

5.   TERMINATION

Default exists by a party who: (1) does not perform when due any of its obligations under this Agreement or breaches any term or condition of this Agreement, and does not remedy any breach within thirty (30) days after receipt of written notice from the other party, or (ii) becomes insolvent or makes an assignment for the benefit of creditors or ceases to do business or if any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or other law for the relief of debtors is instituted by or against that party and the proceedings are not terminated within thirty (30) days after proceedings are started. On one party's default, the other party has the right to terminate this Agreement and is entitled to exercise all rights and remedies as are available to it under this Agreement. Either party's remedies may be exercised concurrently or separately, and the exercise of any one remedy is not an election of that remedy and does not preclude the exercise of any other remedy.

6.   ADVERTISING

Neither party may use the name of the other party or refer to it or any of its affiliates, directly or indirectly, in any advertisement, news release or professional or trade publication without receiving prior written approval from the other party which approval will not be unreasonably withheld. Neither party may disclose the business particulars of this Agreement to any third party without the written consent of the other party. Such consent shall not be unreasonably withheld.

7.   COMPLETE AGREEMENT; AMENDMENT

This Agreement represents a complete Agreement of the parties on this matter and it supersedes all prior oral or written proposals related to this Agreement between the parties. The parties The parties acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not contained in this Agreement. This Agreement may only be modified or amended in writing by an instrument signed by both parties.

8.   INDEPENDENT CONTRACTOR STATUS

Each party and its employees are independent contractors in relation to one another with respect to all matters arising under this Agreement. Nothing in this Agreement establishes a partnership, joint venture, association or employment relationship between the parties. Each party remains responsible for and indemnifies and holds harmless the other party for the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, social security, unemployment, sickness and disability insurance taxes, payroll levies or employee benefit requirements (under ERISA, state law or otherwise) now existing or hereafter enacted and attributable to their respective people.

9.   ALTERNATIVE DISPUTE RESOLUTION

FI's satisfaction is a Control Data objective in performing its obligations under this Agreement. If FI is not satisfied with Control Data's performance, FI agrees to give Control Data a written description of the problem and to make a good faith effort to amicably resolve the problem with Control Data before bringing any action. No action under this Agreement may be brought by either party more than two years after the cause of action has accrued or in the case of an action for nonpayment, more than three years from the date the last payment was due or such lesser period as provided by applicable statute.

10.  FORCE MAJEURE

Neither party shall be liable for delays or any failure to perform under this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited, fire, explosion, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor disturbances, to the extent not occasioned by the fault or negligence of the delayed party and which the delayed party could not otherwise have reasonably foreseen or mitigated. Any excuse for delay lasts only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed partners agrees to use commercially reasonable efforts to minimize the delays caused by any event beyond its reasonable control. The delayed party must notify the other party promptly upon the occurrence of any event, or performance by the delayed party will not be considered excused under this Article, and inform the other party of its plans to resume performance.

11.  EXPORT RESTRICTIONS

FI acknowledges that technical data or software, as defined in 22 CFR, Section 120.21, and the Export Administration Regulations, Section 379.1(a) acquired and generated under this Agreement, may be subject to either the International Traffic in Arms Regulations (ITAR) or Export Administration Regulations and may require appropriate authorization from the Department of State, Office of Munitions Control or Department of Commerce, Office of Export Administration if it is released or disclosed to a foreign entity or person. Therefore, FI must not export or re-export any technical data or software acquired under this Agreement without first notifying Control Data and obtaining written authorization from the appropriate U.S. Government agency. Notwithstanding the foregoing, Control Data acknowledges that FI intends to export the Software to the countries identified on Attachment 1 to the SOW (defined in paragraph 1 of Section D of this Agreement) and agrees that such exports by FI are permitted under a general license or otherwise without requiring the specific prior approval of any U.S. government agency. Control Data agrees to provide all reasonable information and assistance requested by FI in connection with obtaining export and import authorization with respect to FI's export of the Software to any country.

12.  NONSOLICITATION

During the term of this Agreement and for one year thereafter, neither party may solicit or use a third party to solicit the services of any employee or subcontractor of the other party who is working for FI or Control Data as employees or subcontractors in conjunction with this Agreement without prior written consent of the other party.

13.  NOTICES

Notices sent to either party are effective when delivered in person or by telecopier "fax" machine with hard copy follow-up, one (1) day after being sent by overnight courier, or two (2) days after being sent by first class mail postage prepaid to the address set forth on the signature page of this Agreement or at such other address as the parties may from time to time give notice. The parties agree to treat as "original" documents a facsimile of notices generated in good form from a fax machine unless a document's authenticity is genuinely placed in question.

14.  GENERAL PROVISIONS

a.   Minnesota laws apply to this Agreement.

b. Neither party may assign nor otherwise transfer its rights or obligations under this Agreement except with the written consent of the other party which consent will not be unreasonably withheld. Control Data may assign all or part of the payments under this Agreement. Any prohibited Assignment will be void.

                                   SECTION B

                                SOFTWARE LICENSE

1.   CONTROL DATA SOFTWARE

Control Data hereby grants to FI a worldwide, perpetual, personal. nontransferable (except as (provided in this License) and non-exclusive right and license to install and use the Control Data software described in Section 1 of Exhibit A hereto, all revisions, corrections, bug fixes, enhancements,
   ---------
upgrades and other modifications or additions thereto supplied by Control Data, and all associated documentation, manuals and specifications provided in connection therewith (collectively, the "Software"), on a maximum of fifteen
(15) FI network nodes/hubs worldwide plus three (3) "backup systems" plus fifty
(50) micronodes, subject to the provisions contained under the heading "Special Pricing Provisions Applicable to Micronode Licenses" in Section 1 of Exhibit A to this Agreement (the "Original Nodes"), for a total one-time license fee of
       . Control Data agrees to ship the Software promptly after the Effective Date of this Agreement and will invoice charges after shipment. FI agrees to pay the total one-time license fee within ninety (90) days following the Effective Date of this Agreement. FI shall have the right to reproduce and modify the Software in connection with its use thereof on the Original Nodes. FI may at any time license the Software for use on additional FI network nodes/hubs ("Additional Nodes") upon payment to Control Data of the prescribed fee for each Additional Node set forth in Section 1 of Exhibit A. The number of users of the Software installed on each Original Node and Additional Node shall be unlimited. In conjunction with the foregoing license, FI may also order the same complement of Software at no additional charge (under different Software Product numbers that identify use restrictions) for use on the same or additional network nodes or computer systems exclusively for either: (i) test or development or (ii) backup on a "Hot Standby" basis. For Software Products designated for test and development use only, FI agrees to: (i) use the Software Products for those purposes only and (ii) not use the Software Products for commercial network operation or production use ("Production Use"). If the network node or computer system being used for Production Use malfunctions and is not available for processing, FI may use the Software Products designated for backup use on the backup machine to process the same work until the machine that malfunctioned is restored to operation. "Hot Standby" is understood to mean the backup network node or computer system is ready to assume the Production Use workload in thirty minutes or less.

2.   FI SPECIFICATIONS AND TECHNOLOGY

FI hereby grants to Control Data a personal, non-transferable, non-exclusive, royalty-fee license to use and reproduce the specifications and technology (including without limitation software) (collectively, the "FI Technology") provided, disclosed or otherwise made available by FI to Control Data in connection with Control Data's services to be performed pursuant to Section D of this Agreement solely for the purpose of performing such services for FI. Control Data agrees that it shall not (i) disclose any of the FI Technology to any third party nor to any of its own employees or contractors not having a need to know such FI Technology in the course of performance by Control Data of the aforementioned services, or (ii) use any of the FI

Technology for its own benefit or in any manner calculated or reasonably expected to cause loss, harm or damage to FI.

3.   RESTRICTIONS

Except as otherwise provided in this Agreement, FI may not distribute, sublicense, or copy (except copying authorized by loading procedures, or for backup or archival purposes) any portion of the Software, or modify, adapt, translate, reverse engineer, decompile, disassemble or create derivative works based on the Software. Except as otherwise provided in this Agreement, Software documentation may not be copied without Control Data's written authorization. FI will reproduce and affix copyright and other proprietary notices to all or any part of authorized Software copies as those notices appear on the original or as otherwise specified by Control Data in writing.

If this Agreement is used to license Software Products that perform encryption, FI agrees that it will not ship or use the Software Products outside the continental United States unless specifically granted permission by the U. S. Government.

4.   LIMITED WARRANTY, DISCLAIMER OF WARRANTY, AND LIMITATION OF LIABILITY

Control Data warrants that it has the authority and right to license the Software, that the media will be free of defects from the date of original delivery of such Software for a period of ninety (90) days thereafter, and that the Software will substantially perform to its published specifications and descriptions for a period of twelve (12) months from the date(s) of acceptance thereof by FI pursuant to the SOW. Except as provided in the preceding sentences the Software is furnished to FI on an "AS IS" basis, and Control Data makes no other warranty of any kind, express or implied, with regard to the Software furnished to FI.

Control Data does not warrant or represent that the Software will operate uninterrupted or error free or that all defects in the Software are correctable or will be corrected. This warranty does not apply if the Software is used other than in accordance with Control Data's written instructions, or if any failure of the Software to perform in accordance with the above-stated warranty is a result of the malfunction of any FI equipment.

Control Data's entire liability and FI's exclusive remedy for any defects in the media is the provision of a set of replacement media.

If Control Data is unable to cause the Software to perform to its published specifications within a commercially reasonable period and after a commercially reasonable number of attempts during the warranty period, FI may terminate the license and receive an equitable refund up to the license charge FI paid for the Software.

5.   PATENT AND COPYRIGHT INDEMNITY

Control Data shall defend any claim, action, suit or proceeding brought against FI alleging infringement by the Software or any component thereof of any third party's patent, copyright, trademark, trade secret or other intellectual property right. Control Data agrees to pay all damages and costs finally awarded therein against FI with respect to the matter, provided that Control Data is promptly informed and furnished with a copy of each communication, notice or other action relating to the alleged infringement and is given authority, information and assistance reasonable necessary to settle, compromise or litigate the claim, action, suit or proceeding. In addition to the above, following notice of a claim of a threatened or actual suit, Control Data may, without obligation to do so, at its sole option (i) procure for FI the right to continue to use the Software as furnished, or (ii) replace or modify same to make it non-infringing.

Control Data is not obligated to defend or be liable for costs and damages if the infringement or claim thereof arises out of: (i) use or combination of Software with products or data not furnished by Control Data, (ii) use of other than the latest unmodified release of Software made available to FI by Control Data if such infringement would have been avoided by the use of such release of Software (iii) modification of Software by anyone other than Control Data or its agents after delivery by Control Data if such infringement would have been avoided if the Software had not been modified, (iv) use of Software after receiving notice that Software infringes a patent or copyright of a third party, unless, after written notice thereof is given to Control Data, Control Data authorizes in writing the continued use of Software.

6.   PROPRIETARY RIGHTS

FI agrees that Control Data claims that the Software belongs to Control Data or its suppliers, to keep it confidential and use reasonable efforts, but no less than due care, to avoid unauthorized disclosure of its contents.

7.   TERMINATION

Control Data may terminate any license of Software granted herein if FI (i) materially breaches any provision of paragraph 1, paragraph 3 or paragraph 6 of this Section B or (ii) fails to make any license fee payment with respect to such license when due; provided, that Control Data shall first provide written notice of such breach to FI and a period of thirty (30) days from FI's receipt of such notice in which to cure such breach except FI agrees to discontinue willful violations of paragraphs 1, 3 or 6 forthwith upon receipt of Control Data's notice. FI agrees to destroy the Software immediately after termination and, if requested by Control Data, certify, in writing that the Software was destroyed.

                                   SECTION C

               SOFTWARE SUPPORT SERVICES AND SOURCE CODE LICENSE

FI shall be the first-call responder with its end-user customers and Control Data shall provide first call responder and deeper level support to FI. FI shall assign a person, or persons, by name, to act as the official contact for FI in obtaining backup support from Control Data. Control Data will provide backup support for the Software in accordance with the following provisions.

1.   DEFINITIONS

a. Successor Product - software Control Data offers generally and designates as an upgrade successor to specific Software that is an incremental version increase of X in the version scheme X.YY.

b. Support End Date - date Control Data establishes after which Support for specific Software is no longer available.

c. Upgrade - software Control Data offers generally and designates as an upgrade to specific Software that is an incremental version increase of YY in the version scheme X.YY or that does not involve any changes in the version designation of the specific Software.

2.   TERM

Support is furnished for an Initial Term of 12 months and continues until terminated as provided in this Agreement. Unless specified otherwise in the SOW, the Initial Term begins on the date FI accepts the Software.

3.   SUPPORT SERVICE

Control Data will use reasonable efforts to furnish Support as available and then constituted for currently released levels of Software using the following Support descriptions.

a. Programming System Report (PSR) - Control Data will receive, review, classify and make available PSRs FI submits to Control Data for problems in using Software. Control Data will decide whether FI's suggested corrections will be published. Control Data will respond to PSR through a means Control Data then currently uses.

b. Corrections, Improvements and Enhancements - Control Data will distribute corrections to Software and its documentation to resolve problems in either Software, its documentation, or both at no additional charge to FI. Control Data may be unable to correct every problem. Control Data or its suppliers may develop improvements and enhancements as part of Support. Corrections, improvements and enhancements are integrated into a release, validated against appropriate standards, verified within current configuration environments using latest Software release levels and delivered periodically in response to FI's request.

c. Upgrades and Successor Products - With respect to all Software for which FI purchases and is current in payment for Support hereunder, or for which FI has terminated Support hereunder by reason of Control Data's nonfulfillment of its obligations hereunder, Control Data shall, at no additional charge to FI, (i) provide FI with all Upgrades to such Software, as and when such Upgrades are released by Control Data, and (ii) for a period of twenty-four (24) months following FI's acceptance of the Software, provide FI with all Successor Products to such Software, as and when such Successor Products are released by Control Data. After the expiration of the foregoing 24-month period, Control Data shall provide FI with Successor Products in accordance with the following:
Control Data will notify FI when a Successor Product is available and furnish it after receiving FI's order specifying Control Data's then current terms, conditions and prices. If Support was furnished for the predecessor product, the predecessor product license charge paid by FI will be credited in full up to the amount of, and toward the Successor Product license charge. FI must order the Successor Product before the predecessor product's Support End Date and specify a Requested Date earlier than the Support End Date.

d. Help Desk Support - Control Data's central software support personnel are available during Control Data's normal working hours to answer questions about Software usage. Control Data will furnish FI a toll-free number for Help Desk Support within the 48 contiguous states.

e. SOLVER Access - Control Data will grant reasonable access to the centralized problem symptom database (SOLVER) through a FI furnished communications link. FI may use SOLVER to: (i) submit PSR; (ii) review PSR on a product by product basis to see if PSR already exist for a particular problem;
(iii) retrieve preliminary corrections (which may not be fully validated) or instructions on how to obtain and use, at FI's risk, those corrections on FI's Original Nodes and Additional Nodes.

f. Emergency Remote Assistance Support - When Software problems prevent FI's productive Software use, Control Data will assist FI to correct or bypass the problem via Help Desk Support or by Remote Assistance Support through a communications link established by FI for system to system data exchanges. The link allows Control Data's support personnel to remotely access and exercise Software. Diagnostic programs may be remotely executed and stored programs and data may be examined by Control Data's personnel.

If Control Data doesn't have access to FI's system, Emergency Remote Assistance Support effectiveness is greatly diminished. Although Control Data will take reasonable precautions to safeguard FI's program and data files, when FI grants access Control Data is not responsible for FI's program and data files integrity or security. FI must establish and maintain recovery and data protection procedures FI considers necessary when Control Data is granted access. However, Control Data will consider all data relating to FI's business to be "Confidential Information".

g. Support End Date - Control Data may change or withdraw Support by specifying a Support End Date on the proposal, or giving FI twelve (12) months written notice.

4.   CHARGES

FI will pay all Software Support Charges specified in section 2 of Exhibit A.

5.   REMEDY

If Control Data doesn't fulfill its obligations under this Section C, FI may immediately terminate Support for the affected Software. Control Data will refund Support Charges paid in advance for the terminated portion of the recurring period plus an amount equal to one month's Support Charges for the Software for which Support is terminated.

6.   TERMINATION

FI may terminate Support by giving Control Data written notice thirty (30) days or more before the end of the Initial Term and upon 30 days written notice after the Initial Term. Support for all interdependent Software must be terminated concurrently.

7.   SOURCE CODE LICENSE

a.   Definition.  Source Code is defined as the complete human-readable source
     ----------
listing statement for all Software listed in Exhibit A, Paragraph 1, except those Software products that are identified as "Third-party Software," and any corrections, updates, modifications, revisions, or enhancements of the Software developed during the Term of this Agreement (other than modifications or enhancements developed by Control Data on behalf of FI pursuant to Section D of this Agreement) and all flow charts, logic diagrams, programmers' notes, user manuals, listings, and such other material necessary (including without limitation any and all computer programs, applications, compilers and other tools and utilities required to generate, install and/or operate object-code versions of the Software and used by Control Data that are not generally commercially available from third parties) to allow a reasonably skilled third party programmer to maintain, modify, use, upkeep, all or any portion of the Software. Source Code includes without limitation, the algorithms, specifications, or other code or Software Source Code includes, information required to "unlock", remove, or disable any restriction to access.

b.   Escrow.  Control Data has placed the currently released version of Source
     ------
Code in escrow with Fort Knox Escrow Services, Inc. ("Fort Knox"). Control Data agrees to deposit any revisions of the Source Code simultaneously with any changes in the Software generally released by Control Data. In addition. Control Data agrees to also deposit any revision of the Source Code made under this Agreement especially for FI. Fort Knox will provide written notice to FI that FI is a beneficiary of Control Data's Master Escrow Agreement with Fort Knox. As a protected party, FI will receive written notification of all account activity from Fort Knox. Within fifteen days written following FI's acceptance of the Software pursuant to the SOW (as defined in Section D of this Agreement), FI agrees to pay Control Data Escrow Fees specified in Exhibit A, Paragraph 6.

c.   Grant.  FI's use of the Source Code released under this Article 7 is
     -----
limited to temporary, nonexclusive, fully-paid, nontransferable, world-wide (to the extent the processor on which the

Source Code will be used is outside of the United States) license to install and use the Source Code on the number of processors required by FI consistent with FI's source code control and test processes, and modify the Source Code if and to the extent deemed necessary by FI, for the purpose of maintaining and supporting the Software at the level of functionality contemplated by this Agreement and for no other purpose. FI and Control Data agree that this license is an "agreement supplementary to" the license specified in Section B ("License Agreement") as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Control Data acknowledges that if Control Data as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Source Code License, FI may elect to retain its rights under the License Agreement and this Source Code License as provided in Section 365(n) of the Bankruptcy Code. Upon written request of FI to Control Data or the Bankruptcy Trustee, Control Data or such Bankruptcy Trustee shall not interfere with the right of FI as provided in the License Agreement and this Source Code License, including the right to obtain the Source Code from Fort Knox. However, FI shall only obtain access to the Source Code from Control Data or Fort Knox, at FI's option, following the events specified in Article 7.f, Trigger Events. (Fort Knox may charge a nominal fee to FI for releasing the Source Code.)

d.   Proprietary Rights/Source Code.  The parties acknowledge and agree that the
     ------------------------------
Source Code is owned by Control Data and its suppliers and, except as expressly set forth in this Article 7, nothing in this Agreement grants to FI, whether expressly, by implication, estoppel, forfeiture or otherwise, any ownership, license, entitlement or other proprietary rights under any foreign or domestic law, governing inventions, patents, trademarks, service marks, trade secrets, copyrights or franchise, with respect to the Source Code beyond those expressly granted in this Article 7. Notwithstanding the foregoing, except for modifications to Control Data's existing works and derivative works based on Control Data's Software, Control Data agrees that all Source Code to all original programs and materials developed by Control Data for FI pursuant to Section D of this Agreement shall belong to and be the sole and exclusive properly of FI and shall not be subject to the limitations set forth in this Section C.

e.   Confidentiality - Source Code.  FI agrees that it will not make or have
     -----------------------------
made any copies of the Source Code except for those copies which are reasonably necessary for use hereunder by FI and all such copies will upon reproduction by FI, contain the same proprietary and confidentiality notices or legends which appear on the Source Code provided by this Agreement. FI agrees to safeguard and protect the Source Code in accordance with Section A, Article 3 of this Agreement.

f.   Trigger Events. Subject to prior and full compliance with all terms,
     --------------
conditions and procedures set forth in this Agreement. Control Data agrees to release to FI or, at FI's option, FI may obtain from Fort Knox, a copy of the Source Code only on the following limited conditions for release:

     (1)  The filing of a petition in Bankruptcy by Control Data.

     (2) The filing of a petition in Bankruptcy against Control Data and the failure of the Trustee in Bankruptcy or debtor in possession either to assume or perform this

          Agreement or to have the Bankruptcy proceedings terminated within forty-five (45) days after the initial filing of such Petition.

     (3) The material unexcused failure of Control Data to perform software support obligations imposed by this Agreement.

     (4) Control Data's discontinuance or sale to unrelated third parties of all or any part of its ownership in the Software and the failure of Control Data to arrange substitute performance of support obligations by a designated agent or such third party purchaser reasonably acceptable to FI.

     (5) The sale by Control Data of a controlling portion of its voting equity securities to a purchaser or group of purchasers, any of which purchaser or purchasers are a direct competitor of FI, in a single transaction or series of related transactions; (ii) the sale or other transfer by Control Data's shareholders to a purchaser or group of purchasers, any of which purchaser or purchasers are a direct competitor of FI, in a single transaction or series of related transactions of a majority of Control Data's issued and outstanding voting equity securities; or (iii) the merger or consolidation of Control Data with or into another entity which is a direct competitor of FI in which the shareholders of Control Data following completion of such merger or consolidation own less that fifty-one percent (51%) of the issued and outstanding Voting equity securities of the resulting equity.

g.   Release Procedures.  The parties agree to observe the following procedures
     ------------------
in all cases involving the release of the Source Code.

     (1) FI's Demand for Release. If FI in good faith believes that a Trigger Event has occurred, FI may initiate the release process by delivering to Control Data or its trustee in bankruptcy, FI's notice of Demand for Release.

     (2) Control Data's Response to Demand for Release. Within five (5) days after receiving, FI's Demand for Release, Control Data agrees to release the Source Code to FI unless Control Data or its trustee in bankruptcy delivers notice of objection to release to FI. After receiving Control Data's notice of Objection to Release, FI may Invoke the Dispute Resolution Procedures specified in this Article 7, paragraph h.

h.   Dispute Resolution Procedures.  Except as otherwise specifically agreed,
     -----------------------------
the parties agree to first submit all disputes between them with respect to FI's entitlement to the Source Code in conjunction with a good faith Demand for Release for informal resolution by their respective officers. Either party may submit any dispute not promptly settled for expedited consideration to a panel of three (3) arbitrators. with each party choosing one (1) panel member and the third member chosen by the first two (2) panel members. The parties agree to conduct the proceedings in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties acknowledge that the award of the arbitrators will include a written explanation of their decision and that decision is binding upon the parties and enforceable in any court of competent jurisdiction. Any Source Code deposited with a court or other tribunal must be under seal and subject to Section A, Article 3 and Section B, Article 2 of this Agreement.

i.   Source Code License Term.  The license granted under this Article 7 for the
     ------------------------
Source Code will remain in effect for the duration of the Trigger Event plus a reasonable transition period during which Control Data resumes performance of its support obligations to FI's reasonable satisfaction; provided, FI is not otherwise in default of its payment or other material obligations under Section B of this Agreement.

j.   Return of the Source Code.  FI agrees to return or destroy all Source Code
     -------------------------
in possession, and any additions to the Source Code created by FI, if FI has no demonstrable need to have continued access to the Source Code.

k.   Hiring of Employees.  Should FI exercise its rights to obtain Source Code,
     -------------------
regardless of any prohibition to the contrary contained in this Agreement, FI may, at its sole discretion, solicit for employment and hire any of Control Data's employees who are or may be able to assist FI in understanding the Software Product and exercising this license. Provided and to the extent FI does so, Control Data releases any such employees from any restrictions imposed on him or her by any contrary provision in any agreement between Control Data and such employees. In addition, Control Data waives, releases, and renounces any claim against FI or any of its subsidiaries arising out of the solicitation or hiring of such employees as provided in this paragraph.

                                   SECTION D

                             PROFESSIONAL SERVICES

1. TIME AND COMPLETION OF SERVICES

a. Control Data agrees to use commercially reasonable efforts to complete the services (the "Services") described in the "Fax International/Mail*Hub Integration Statement of Work" dated September 19, 1996 and attached hereto, or any modification or successor thereto agreed upon in writing by the parties ("SOW") according to the schedules described in such SOW. FI agrees that Control Data will not have breached this Agreement and will receive an appropriate adjustment in completion time if the Services have been delayed or interrupted from causes attributable to delays of subcontractors or suppliers which delays could not have been reasonably foreseen or mitigated by Control Data.

b. The parties agree to establish mutualIy agreeable acceptance criteria for each deliverable which will become a part of any SOW. Within the period specified in the SOW, FI agrees to acknowledge, in writing, receipt, and acceptance or rejection of each deliverable. In the absence of FI's written acknowledgment or written description of the reasons FI considers the Services to be unacceptable being received by Control Data within the period specified in the SOW, FI agrees that the affected deliverables will be considered accepted.

c. If Control Data is precluded from performing the Services because items to be furnished and made available by FI are not available when agreed, Control Data reserves the right to invoice FI and FI agrees to pay Control Data for its unproductive hours and related out-of-pocket expenses. Control Data's labor rates set forth in Table 3-1 of section 3 of Exhibit A will apply.

2. OWNERSHIP RIGHTS

a. Unless otherwise agreed in writing, all original material and programs, whether written or readable by machine, prepared with or by FI under this Agreement, are considered "works for hire" and will belong to and be the property of FI, including without limitation the X.400/SMTP/MIME APIs for routing of facsimile and electronic message traffic and the related X.500 Directory Routing Implementation technology. Any: (i) modification to Control Data's existing works or (ii) derivative works based on Control Data's Software will belong to Control Data; however, Control Data grants to FI an irrevocable, nonexclusive, unrestricted worldwide and fully paid license to use, those modifications to existing works and derivative works prepared under this Agreement for as long as FI has need for the modifications.

b. FI agrees that its rights and ownership of original material and programs will not extend to or include all or any part of commercially-available software belonging to Control Data or Control Data's suppliers, or all or any part of other software previously developed by Control Data or Control Data's suppliers or to the ideas, concepts, know-how, or techniques used by Control Data or Control Data's suppliers in furnishing Services to FI.

3. CHARGES AND PAYMENTS

a. In consideration for the timely performance of the Services with respect to the Original Nodes, FI shall pay to Control Data the total "Fixed Price" fee described in Section 3 of Exhibit A to this Agreement. Control Data shall from time to time invoice FI for portions of such fee in accordance with the schedule set forth in the SOW, and, provided FI has accepted the Services with respect to such invoice was issued, FI agrees to pay each such invoice no later than thirty
(30) days after the later of its receipt of such invoice or its acceptance of such Services. In the case of Services performed at the request of FI with respect to an Additional Node, FI may elect to pay for such Services on a "Fixed Price" or a "Time and Materials" basis, each as set forth in Section 3 of Exhibit A. If FI elects to pay for Services with respect to an Additional Node on a "Fixed Price" basis, such fee shall be invoiced by Control Data upon its completion of the Services for such Additional Node and shall be paid by FI no later than thirty (30) days after the later of its receipt of such invoice or its acceptance of such Services. If FI elects to pay for Services with respect to an Additional Node on a "Time and Materials" basis, such fee shall be paid in accordance with paragraph (c) below.

b. Invoices for any balance due will be submitted by Control Data upon acceptance of the Services.

c. For Services furnished on a time and materials basis, FI agrees to pay all charges for Services. Charges will be as set forth in Section of Exhibit A. A four hour minimum charge will apply for Services scheduled by Control Data at FI's location. In addition, FI agrees to reimburse Control Data for its reasonable, actual out-of-pocket expenses for travel, meals and lodging of its employees engaged in the performance of the Services; provided, that Control Data shall comply with Control Data's expense reimbursement policies and procedures, and in no event shall incur any business entertainment expenses involving FI's employees without prior written authorization from FI.

d. Charges for Services furnished on a time and materials basis will be invoiced at the end of each calendar month in which Services are furnished. Upon FI's request, Control Data will furnish a Service Report with the invoice that summarizes Services activities for each month. All other charges will be invoiced when incurred.

4. CHANGES

The parties may change the scope of Services by amending the SOW in writing as mutually agreed. Both parties must sign the amendment before the change is effective.

5. REPRESENTATIVES

The parties agree to: (i) designate a representative to represent their respective entities in all matters concerning the Services; (ii) address all communications related to the Services to the designated representative; and
(iii) notify each other in writing if there is a change in the designated representative.

6. PERSONNEL SUPPLIED BY CONTROL DATA

Control Data will furnish personnel on an independent contractor basis to perform the Services specified in this Agreement. Control Data agrees to replace personnel who are not acceptable to FI and FI must approve, in advance, Control Data's use of subcontractors. All assigned personnel agree to abide by FI's security requirements and other workplace procedures. Control Data may allocate its personnel as appropriate or necessary, and have Control Data personnel who have furnished Services to FI, furnish Services for any other customer of Control Data. FI agrees that the qualifications and skills required to furnish the Services to FI in any given situation will vary with the complexity, of the tasks involved and FI's requests. Services furnished on a time and materials basis will be furnished according to the then current Control Data Service Classifications subject to FI's prior approval in each case.

7. NATURE OF SERVICES

a. Control Data will use commercially reasonable efforts to perform the Services in accordance with the SOW using generally accepted industry practices.

b. When Control Data furnishes Services which require use of FI's computer resources, FI agrees to make them available during scheduled working hours and for reasonable time increments at no charge to Control Data; provided, that each such use of FI's computer resources shall be requested by Control Data at least three (3) business days in advance and shall not unreasonably interfere (in FI's sole discretion) with FI's business operations. If delays result because FI does not timely perform its obligations under this Agreement or SOW, FI agrees to equitably adjust the schedule and pricing to reasonably compensate Control Data for the delay.

c. For work performed by Control Data under specifications prepared by FI, Control Data makes no representations or warranties that the results of the Services will not infringe any patent, copyright, trademark, or proprietary rights of any third person.

8. REMEDY

a. Until FI accepts the Services as provided in Article D.1., should Control Data not fulfill its obligations as specified in this Agreement or the Statement of Work: (i) Control Data will reperform the Services to the extent reasonably necessary to fulfill its obligations; and (ii) if Control Data is unable to fulfill its obligations through reperformance, FI may recover an equitable amount not to exceed charges paid to Control Data for the Services and any directly related Software in question.

                                   SECTION E

                               TRAINING SERVICES

1. DEFINITIONS

a. Course - Training identified by a course number or description in the SOW or Exhibit A, Paragraph 5.

b. Class Maximum - The maximum number of students that may be authorized for enrollment in the class.

2. DESCRIPTION OF SERVICES

Control Data will deliver each course specified in the SOW or Order.

3. COMMENCEMENT OF COURSES

a. Control Data will use reasonable efforts to start a Course on the agreed to course start date specified in the SOW or Order.

b. A Course will be scheduled during normal working hours (except lab), excluding holidays observed by Control Data locally. Lab classes may require scheduling during the second or third shift, based on available system time.

4. STUDENT ENROLLMENT

FI may enroll any of its students who meet Control Data's defined Course prerequisites in a Course. Qualified students may be enrolled at any time tip to the Course Start Date, subject to the availability of class space.

5. COURSE CONTENT AND INSTRUCTION

Course content will be established by Control Data. Control Data will provide appropriate material and instructional aids to conduct each Course.

6. COURSE LOCATION

a. A Course will be conducted at either a FI-provided facility, or at a Control Data-provided facility, specified as in the SOW or Order.

b. For a Course to be conducted at a FI-provided facility, FI agrees to arrange for and provide at no charge to Control Data, appropriate facilities including any necessary equipment as specified by Control Data.

c. FI is responsible for all travel and related expenses for its students.

7. COURSE CANCELLATION

FI may cancel a Course for any reason by giving at least thirty (30) days written notice to Control Data before the course start date. Cancellation does not relieve FI of any of its obligations under this Section for any Course not canceled.

8. PROPRIETARY INFORMATION

FI agrees that any information designated proprietary, which is furnished by Control Data to FI or its employees under this Section will not be published or otherwise transmitted to any third parties by FI or its employees without Control Data's prior written consent.

9. NOTICE OF ATTENDANCE

Upon completion of a Course, Control Data will furnish FI with a listing of students who attended.

10. WARRANTY DISCLAIMER

Control Data makes no guarantees, representations or warranties as to the results of Services furnished under this Section, including, without limitation, the level of competence attained by those enrolled in any Course.

11. REMEDY

If Control Data does not fulfill its obligations as specified in this Section:
(1) Control Data will reperform the Services to the extent reasonably necessary to fulfill its obligations; and (ii) if Control Data is unable to fulfill its obligations through reperformance, FI will have the right to terminate the Services and recover an equitable amount not to exceed the charge paid by FI to Control Data for the particular Course in question.

12. CHARGES AND INVOICES

a. Control Data will invoice charges for training delivered on a per class basis upon completion of the class unless otherwise specified in the SOW or Order. Control Data will invoice charges for training delivered on a per student basis following student enrollment unless otherwise specified in the SOW.

b. Students enrolled on a per student basis must attend classes within 12 months from the date of invoice. Control Data has no obligation to refund any charges paid for students who do not attend classes within the 12-month period.

c. FI agrees to: (1) pay all costs of transporting Control Data's training personnel and instructional aids and materials to and from the customer-provided facility where the Course is delivered; and (2) reimburse Control Data for additional charges incurred to incorporate changes requested by FI to any Course. These additional charges will be invoiced as incurred.

13. TERM

Except as otherwise provided, this Section will remain in effect until completion of all Courses specified for delivery under this Agreement.

                                   SECTION F

                  THIRD PARTY EQUIPMENT AND SOFTWARE PRODUCTS

1.  GENERAL

Control Data assigns to FI all of its supplier's warranties, remedies, and software licenses. The price of the equipment includes a license for software imbedded in the equipment by the manufacturer. FI agrees to honor the terms of any licenses furnished to FI, including, if required, signing and returning license agreements to Control Data's supplier. FI agrees to pursue any warranty claims directly with the manufacturers. Except for the manufacturer's standard warranty FI is not relying on any other representation or warranties made by manufacturer to Control Data. The manufacturer's warranty begins upon installation of the equipment at the Control Data staging facility. Equipment and software products are furnished F.O.B. point of origin except shipments from Hewlett-Packard are F.O.B. destination until notified by Control Data to the contrary. For shipments not originating at Hewlett Packard, Control Data agrees to purchase replacement value insurance coverage for in-transit risks of loss or damage and invoice those insurance charges to FI. Title to equipment transfers to FI at the point of origin upon shipment. Control Data retains a security interest in the Products until FI satisfies its payment obligations. If requested by Control Data, FI agrees to sign appropriate documents which protect Control Data's security interest. If FI delays installation or suspends the delivery date for any reason and the delay or suspension is unacceptable to Control Data and exceeds fifteen (15) calendar days, FI agrees to pay the contract price to Control Data immediately for the delayed or suspended equipment or software products.

2. INVOICES

Charges for third-party equipment or software furnished will be invoiced upon installation of the equipment at the Control Data staging facility.

3. HIGH RISK ACTIVITIES

PRODUCTS ARE NOT FAULT-TOLERANT AND ARE NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE OR RESALE IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT, OR WEAPONS SYSTEMS ("HIGH RISK ACTIVITIES"). CONTROL DATA SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH HIGH RISK ACTIVITIES.

FI represents and warrants that it will not use or knowingly allow the use of Products for such High Risk Activities and that it will ensure that its end-users of Products are aware of this notice.

                                   EXHIBIT A

                                    PRICING

1.    SOFTWARE LICENSE PRICING
      ------------------------

      Continent Hubs - Production Systems

================================================================================
  Product                  Description                          Quantity  Price
--------------------------------------------------------------------------------
NMH9-301     Mail*Hub core components:                              3
                      - GDS500 (X.500 1993 - greater
                          than 150k users)
                      - MHS 400
                      - Document Conversion Manager
                      - Advance Operation Manager
                      - TurboSendmail
                      - Directory Synchronization Manager
                      - Mail*Hub Hypertext Manuals
--------------------------------------------------------------------------------
NMH0-380     MS Exchange Directory Synchronization                  3
--------------------------------------------------------------------------------
NMH9-710     MACE (greater than 150K users)                         3
--------------------------------------------------------------------------------
TBD          High Availability Software (Third Party Software)      3
================================================================================

Continent Hubs - Backup Systems

================================================================================
  Product                  Description                          Quantity  Price
--------------------------------------------------------------------------------
NMH9-301B    Mail*Hub core components:                              3
                      - GDS500 (X.500 1993 - greater
                          than 150k users)
                      - MHS 400
                      - Document Conversion Manager
                      - Advance Operation Manager
                      - TurboSendmail
                      - Directory Synchronization Manager
                      - Mail*Hub Hypertext Manuals
--------------------------------------------------------------------------------
NMH0-380B    MS Exchange Directory Synchronization                  3
--------------------------------------------------------------------------------
NMH9-710B    MS Exchange Directory Synchronization                  3
--------------------------------------------------------------------------------
TBD          High Availability Software (Third Party Software)      3
================================================================================

FI Hubs - Production Systems

================================================================================
  Product                  Description                          Quantity  Price
--------------------------------------------------------------------------------
NMH9-301     Mail*Hub core components:                             12
                      - GDS500 (X.500 1993 - greater
                          than 150k users)
                      - MHS 400
                      - Document Conversion Manager
                      - Advance Operation Manager
                      - TurboSendmail
                      - Directory Synchronization Manager
                      - Mail*Hub Hypertext Manuals
--------------------------------------------------------------------------------
NMH0-380     MS Exchange Directory Synchronization                 12
--------------------------------------------------------------------------------
NMH9-710     MACE (greater than 150K users)                        12
================================================================================

================================================================================
Total Software License Price (15 Production + 3 Backup Systems + 50
  Micronodes)
================================================================================


Software License Pricing for Additional Hubs:

    Software Configurations for Additional Hubs:

==========================================================================
 Product                         Description
--------------------------------------------------------------------------
NMH9-301     Mail*Hub core components:
                      - GDS500 (X.500 1993 - greater than 150k users)
                      - MHS 400
                      - Document Conversion Manager
                      - Advance Operation Manager
                      - TurboSendmail
                      - Directory Synchronization Manager
                      - Mail*Hub Hypertext Manuals
--------------------------------------------------------------------------
NMH0-380     MS Exchange Directory Synchronization
--------------------------------------------------------------------------
NMH9-710     MACE (greater than 150K users)
==========================================================================


Pricing for Additional Hub Licenses:

==========================================================================
 No. of Additional Hub              Software License Price per
       Licenses                           Additional Hub
--------------------------------------------------------------------------
      16 - 20
--------------------------------------------------------------------------
      21 - 25
--------------------------------------------------------------------------
        25+
==========================================================================

Software License Pricing for Additional Micronodes:
 Software Configurations for Additional Micronodes:

==========================================================================
 Product                   Description
--------------------------------------------------------------------------
NMH2-301       Mail*Hub core components:
                        - GDS500 (X.500 1993 greater than 10k users)
                        - MHS 400
                        - Document Conversion Manager
                        - Advance Operation Manager
                        - TurboSendmail
                        - Directory Synchronization Manager
                        - Mail*Hub Hypertext Manuals
--------------------------------------------------------------------------
NMH0-341       MS Exchange Directory Synchronization
--------------------------------------------------------------------------
NMH2-710       MACE (greater than 10K users)
==========================================================================

Pricing for Additional Micronode Licenses:

==========================================================================
No. of Additional Micronode             Software License Price per
         Licenses                          Additional Micronode
--------------------------------------------------------------------------
          51+
==========================================================================

Special Pricing Provisions Applicable to Micronode Licenses:

(a) User levels for Micronode Licenses shall not exceed 10,000 users per Micronode. (Defined as: when the sum of the directory entries on all Micronode servers in use, less duplicate directory entries, divided by the total number of Micronode servers in use is equal to less than 10,000 users.)

(b) FI, at its option, may substitute one (1) FI Hub for four (4) Micronodes up to a total of five (5) FI Hubs for a total of twenty (20) Micronodes, at no additional cost to FI. Such substitutions will be accomplished by written request from FI executive management 9 approved in writing by Control Data executive management. Such approval shall not be unreasonably withheld.

(c) With the exception of (b) above, additional sets of Micronode Licenses must be ordered in minimum quantities of 5 per order.

(d) Micronode Licenses are intended for the exclusive use of FI within their network infrastructure, and are not for resale by FI.

2.   SOFTWARE SUPPORT PRICING
     ------------------------

     Monthly Software Support Charges shall be calculated based on an annual rate of fifteen percent (15%) of the cumulative Software License fees paid, divided by 12, and billed on a monthly basis. The Initial Term starts effective March 1, 1997.
     Monthly Software Support charges for additional Software ordered will be calculated as above.

     Charges begin when the Initial Term starts, are pro-rated for partial periods and are invoiced in advance of each period. Control Data will adjust Charges for Software Support by five percent (5%) annually effective upon expiration of its Initial Term or the end of any calendar month after its expiration, by giving at least ninety (90) days written notice which may be given during the Initial Term. The adjustment will be effective on the later of: (i) expiration of the Initial Term; (ii) the effective date of the adjustment; or (iii) the beginning of the next recurring period.


3.   PROFESSIONAL SERVICES CHARGES (Integration Services)
     ----------------------------------------------------

     Fixed Price - Professional Services (Integration Services)

==========================================================================
 Description                                           Fixed Price
--------------------------------------------------------------------------
Mail*Hub Global Design
--------------------------------------------------------------------------
Implementation & Project Management for
Initial Rollout (Includes initial 15 Production +
3 Backup Hubs)
==========================================================================

Additional FI Hubs - Fixed Price - Professional Services (Integration Services)

==========================================================================
 No. of Additional FI                 Fixed Price Per Additional FI
        Hubs                                      Hub
--------------------------------------------------------------------------
       16 - 25+
==========================================================================

a. Fixed Price Professional Services Charges for the Additional FI Hubs are valid for a period of twenty-four (24) months from the Effective Date of this contract. Thereafter,
     these charges will be escalated                annually, rounded to the
     nearest whole dollar ($.50 rounded up), effective with the twenty-fifth
     (25th) month of the contract and each succeeding year.

b. The Fixed Price Professional Services Charges listed above do not include reimbursement by FI of certain Control Data expenses in accordance with paragraph 3.c of Section D.

c.   FI has the option to perform the above fixed price task (Additional FI
     Hubs) on a T&M basis at the rates specified in Table 3-1. Paragraphs a. and b. that follow this table are understood to be integral to this table.

Time & Material Charges for Professional Services (Integration Services)

Table 3-1             Time and Material (T&M) Charges
==========================================================================
Product                   Description               Hourly Rate
 No.
--------------------------------------------------------------------------
ISG-EM-01    EM Technician
--------------------------------------------------------------------------
ISG-EM-02    Electronic Messaging Installer
--------------------------------------------------------------------------
ISG-EM-03    Sr. EM Installer
--------------------------------------------------------------------------
ISG-EM-04    Electronic Messaging Designer
--------------------------------------------------------------------------
ISG-EM-05    Sr. EM Designer
--------------------------------------------------------------------------
ISG-EM-06    EM Technology Consultant
--------------------------------------------------------------------------
ISG-EM-07    Sr. EM Technology Consultant
--------------------------------------------------------------------------
ISG-EM-08    Principal EM Technology Consultant
--------------------------------------------------------------------------
ISG-EM-09    Chief EM Technologist
--------------------------------------------------------------------------
ISG-EM-10    Sr. EC/Security Designer
--------------------------------------------------------------------------
ISG-EM-11    EC/Security Technology Consultant
--------------------------------------------------------------------------
ISG-EM-12    Sr. EC/Security Technology Consultant
==========================================================================

a.   Time & Material Hourly Rates shall be escalated       annually, rounded to
     the nearest whole dollar ($.50 rounded up), on the anniversary Date of the Effective Date of this contract, and each succeeding anniversary date thereafter.

b. The Time & Material Hourly Rates listed above do not include reimbursement by FI of certain Control Data expenses in accordance with paragraph 3.c of Section D.

4.   SPECIAL PRICING PROVISIONS (REVENUE SHARING)
     --------------------------------------------

In addition to the other fees and charges payable by FI set forth in this Agreement, FI agrees to pay to Control Data certain percentages of FI's net revenues from certain facsimile and message traffic carried on the FI network as follows:

A.   Definitions.  For purposes of this Section 4, the following terms shall
     -----------
have the respective meanings set forth below:

     (1) "FI network" shall mean FI's worldwide value-added telecommunications and massaging network; provided, that where any of the definitions of types of
                        --------
traffic set forth below requires that a transmission be transmitted to or over the FI network, such transmission must be transmitted originally to an Original Node or an Additional Node.

     (2) "Facsimile Traffic" shall mean facsimile transmissions (i) originated by a FI customer, (ii) (a) using Control Data software or other technology installed at such customer facility where such transmission was originated to provide connectivity directly to the FI network or (b) where such customer
                                                --
originally subscribed to FI's service through the joint efforts of FI and Control Data (such joint effort to be evidenced by a sales lead sheet initialed by authorized representatives of each party or other mutually agreeable method) or (c) where Control Data has a contractual relationship with the customer under which Control Data is furnishing electronic commerce related products or services, (iii) transmitted over the FI network, and (iv) terminating at an international or domestic long-distance destination. Facsimile traffic shall not include transmissions over the FI network originated by a customer using FI's FaxLink device.

     (3) "Intranet Traffic" shall mean facsimile or other electronic message transmissions (i) originated by a FI customer using its local area network ("LAN"), (ii) (a) using Control Data software or other technology installed on such customer's LAN where such transmission was originated to provide connectivity directly to the FI network or (b) where such customer originally
                                        --
subscribed to FI's service through the joint efforts of FI and Control Data (such joint effort to be evidenced by a sales lead sheet initialed by authorized representatives of each party or other mutually agreeable method) or (c) where Control Data has a contractual relationship with the customer under which Control Data is furnishing electronic commerce related products or services,
(iii) transmitted over the FI network, and (iv) terminating on another FI customer's LAN on which Control Data software or other technology is installed or where Control Data has previously provided such customer with software or
--
technology integration services required to establish connectivity to the FI network.

     (4) "X.400 Traffic" shall mean facsimile or other electronic message transmissions (i) originated by a FI customer, (ii) (a) using Control Data software or other technology installed on such customer's LAN where such transmission was originated to provide connectivity directly to the FI network or (b) where such customer originally subscribed to FI's service through the
--
joint efforts of FI and Control Data (such joint effort to be evidenced by a sales lead sheet initialed by authorized representatives of each party or other mutually agreeable method) or (c) where Control Data has a contractual relationship with the customer under which Control Data is furnishing electronic commerce related products or services, (iii) transmitted to the FI network and from the FI network to an ADMD or similar X.400 capable service provided by a third party for re-transmission to destination.

     (5) "Internet Traffic" shall mean facsimile or other electronic message transmissions (i) originated by a FI customer, (ii) (a) using Control Data software or other technology installed on such customer's

LAN where such transmission was originated to provide connectivity directly to the FI network or (b) where such customer originally subscribed to FI's service
               --
through the joint efforts of FI and Control Data (such Joint Effort to be evidenced by a sales lead sheet initialed by authorized representatives of each party or other mutually agreeable method) or (c) where Control Data has a contractual relationship with the customer under which Control Data is furnishing electronic commerce related products or services, (iii) transmitted to the FI network and from the FI network to a third party Internet service provider for re-transmission to destination.

     (6) "Net Revenue" shall mean revenue invoiced and actually collected by FI in respect of Fax Traffic, Intranet Traffic and X.400 Traffic, less all taxes assessed on such revenue (but excluding taxes based on the net income of FI) and all discounts, credits, adjustments or rebates granted by FI to such customers. In the case of X.400 Traffic, Net Revenue shall also be reduced by the amount of aux, transfer-pricing or similar charges payable by FI to the third-party ADMD or other X.400 capable service provider in respect of such traffic.

     (7) "Micronode Traffic" shall mean all bidirectional traffic flowing through each Micronode.

B.   Payment Provisions
     ------------------

     (1) With respect to the types of Traffic over the FI network described in Paragraph A above, FI shall pay Control Data a percentage of FI's Net Revenue from such Traffic at the following rates:
                . Upon any termination of this Agreement by FI other than for Control Data's breach of any provision hereof, FI shall continue to pay royalties on each Joint Offering Customer sold by Control Data prior to the effective date of such termination, calculated in accordance with clauses (i) and (ii) above, through the 60th month from commencement of such customer's billable use of the FI Service.

     (2) Payments by FI pursuant to Clause B(1) above shall be calculated and paid calendar-quarterly in arrears, commencing with Traffic invoiced by FI during the first quarter of 1997, on or before the thirtieth (30th) day of the first month in each succeeding quarter. Simultaneously with each such payment, FI shall issue Control Data a report showing in reasonable detail the gross revenue invoiced by FI to each customer generating any of the types of Traffic described in Clauses B(2), (3) or (4) above during the preceding quarter and containing a calculation of the amounts payable to Control Data in respect of such Net Revenue. All such payments by FI shall be in US dollars and shall be made by FI's personal check, bank or certified check or wire transfer of funds.

     (3) Control Data acknowledges and agrees that the payments described in this Section 4 of Exhibit A are due and payable only with respect to Net Revenue actually collected by FI from its customers, although FI shall make such payments on an invoice basis in advance of actual collection. Control Data agrees that, with respect to any customer who fails to pay any FI invoice when due and such amount remains outstanding for ninety (90) or more days from date of original invoice, FI shall be entitled in its sole discretion to elect any one or more of the following: (i) FI may withhold Control Data's payment with respect to such invoiced charges, if FI has not previously made such payment to Control Data, (ii) FI may, if such payment has been previously made by FI to Control Data with respect to such invoiced charges, deduct the amount of such previously-paid amount from payments then or in the future owing to Control Data with respect to the same or other customers, or (iii) FI may require Control Data to refund such previously-paid amounts. FI shall use all reasonable efforts, in accordance with sound business practice and applicable law, to collect amounts due from customers. Control Data agrees, if requested by FI, to reasonably assist FI in collecting amounts due from any customer.

C.   Records and Audit Rights:
     ------------------------

1.   Records.  FI agrees to keep proper records, books of account and/or logs
     -------
     concerning the amounts payable to Control Data under this Section 4 of Exhibit A. FI agrees that such records will be: (1) adequate to determine the amount of payment owed to Control Data by FI and (2) preserved by FI in a safe place for a period of one (1) year following termination of this Agreement.

2.   Audit Rights.  During the term of this Agreement and during the one year
     ------------
     period immediately following termination of this Agreement, Control Data shall have the right, but not more often than once per year, at its expense, to audit FI's records concerning revenue sharing items. The audit will be conducted by a mutually acceptable independent accountant during FI's annual corporate audit and upon prior reasonable written notification to FI.

3.   Noninterference.  The audit must be conducted in a manner so as not to
     ---------------
     unreasonably interfere with FI's business operations.

4.   Confidentiality.  Control Data agrees to keep all information derived from
     ---------------
     any audit or audits confidential. This information shall not be used by Control Data for any purpose other than to verify or resolve any discrepancy involving the payment of charges due Control Data under this
     Section 4 of Exhibit A.

5.   Adjustments.  If an audit of FI's records, books of account and/or logs,
     -----------
     reveals that FI has underpaid the charges due Control Data for the period under audit, FI agrees to promptly pay to Control Data the amount of the underpayment. If any such audit reveals that FI has overpaid the charges due Control Data for the period under audit, Control Data agrees to promptly refund to FI the amount of such over-payment.

6.   Rights Preserved.  Neither the right to examine and audit nor the right to
     ----------------
     receive an adjustment will be affected by any statement to the contrary, appearing on checks or otherwise, unless expressly agreed to in writing by the party having such right.

D.   Joint Marketing Provision
     -------------------------

To facilitate the development of FI's marketing of the fax and messaging services ("FI Services") associated with the revenue sharing provisions of this Agreement, Control Data agrees, during the period from the Effective Date of this Agreement through June 30, 1997, to introduce and make joint sales presentations with FI for these FI Services to a minimum of twenty-five (25) Control Data Mail*Hub customers in the United States and twenty (20) international Control Data Mail*Hub customers. The number of customers and time-frame of this provision may be extended by the mutual consent of both parties. In addition, the parties agree to develop mutually acceptable tactical plans to manage these joint marketing activities.

5.   TRAINING PRICING
     ----------------

================================================================================
                                        At Control Data Site       At FI Site
            Course                       (Price Per Person)     (Price Per Site)
--------------------------------------------------------------------------------
Introduction to Mail*Hub
--------------------------------------------------------------------------------
Mail*Hub Overview & Administration
--------------------------------------------------------------------------------
Mail*Hub Theory and Configuration
--------------------------------------------------------------------------------
Mail*Hub Integration Workshop
--------------------------------------------------------------------------------
Mail*Hub Implementation Lab
--------------------------------------------------------------------------------
Mail*Hub Certification
--------------------------------------------------------------------------------
Mail*Hub Open Lab
================================================================================

6.   ESCROW FEES
     -----------

==========================================================================
            Escrow Fees                                 Amount
--------------------------------------------------------------------------
            Initial Fee
--------------------------------------------------------------------------
            Annual Fee
==========================================================================

FI agrees to pay the Initial Fee and the first year's Annual Fee in accordance with the table above when FI pays the first invoice for Software Support
charges.  The Annual Fee shall be escalated by                per year, and
shall be due and payable on each anniversary date of the initial payment thereafter.

7.   THIRD-PARTY HARDWARE PRICING
     ----------------------------

Hewlett-Packard hardware products may be ordered by FI at                 from
Hewlett-Packard's then current list prices. Orders for hardware products must contain specific product numbers. This discount applies until Control Data notifies FI of a change.